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                                  SCHEDULE 13D

CUSIP NO. 068508100                                               Page 12 of 12


                                    EXHIBIT B


        AGREEMENT OF REPORTING PERSONS AS TO JOINT FILING OF SCHEDULE 13D


Each of the undersigned hereby affirms that he or it is individually eligible to use Schedule 13D, and agrees that this Schedule 13D is filed on behalf of each of the undersigned. Each of undersigned acknowledges that each of the undersigned shall be responsible for the timely filing of this Schedule 13D and all subsequent amendments hereto, and for the completeness and accuracy of the information concerning he or it contained herein or therein, but shall not be responsible for the completeness and accuracy of the information concerning the other reporting persons, except to the extent that he or it knows or has reason to believe that such information is not accurate.


Dated:  July 21, 2000


                                        /s/ R. Scott Asen
                                        ---------------------------------
                                        R. Scott Asen



                                        AB ASSOCIATES, LP


                                        By: /s/ Gregory A. Beard
                                            ------------------------------
                                            Gregory A. Beard,
                                            Managing Partner

                                        By: /s/ R. Scott Asen
                                            ------------------------------
                                            R. Scott Asen,
                                            General Partner


                                        /s/ Gregory A. Beard
                                        ---------------------------------
                                        Gregory A. Beard